Exhibit 99.1

Red Hat Reports Fourth Quarter and Fiscal Year 2016 Results

  Fourth quarter revenue of $544 million, up 17% year-over-year or 21% in constant currency; full fiscal year revenue of $2.05 billion, up 15% year-over-year or 21% in constant currency
  Fourth quarter subscription revenue of $480 million, up 18% year-over-year or 22% in constant currency; full fiscal year subscription revenue of $1.80 billion, up 16% year-over-year or 22% in constant currency
  Fourth quarter Application Development-related and other emerging technologies subscription revenue of $89 million, up 38% year-over-year or 43% in constant currency; full fiscal year Application Development-related and other emerging technologies subscription revenue of $323 million, up 37% year-over-year or 46% in constant currency
  Fourth quarter operating cash flow of $247 million, up 14% year-over-year; full fiscal year operating cash flow of $716 million, up 15% year-over-year
  Year-end deferred revenue balance of $1.72 billion, up 16% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--March 22, 2016--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal fourth quarter and fiscal year ended February 29, 2016.

“Enterprises increasingly adopting hybrid cloud infrastructures and open source technologies drove our strong results. The fourth quarter marked our 56th consecutive quarter of revenue growth, contributing to Red Hat’s first fiscal year crossing $2 billion in total revenue,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “Customers are demanding technologies that modernize the development, deployment and life-cycle management of applications across hybrid cloud environments. Many are relying on Red Hat to provide both the infrastructure and the application development platforms to run their enterprise applications consistently and reliably across physical, virtual, private cloud and public cloud environments.”

“The fourth quarter was a strong close to the year as our results exceeded our guidance. We maintained a high level of execution throughout the fiscal year which contributed to greater than 20% constant currency revenue growth in each quarter. This performance also drove a record backlog of $2.13 billion in U.S. dollars, up 15% year-over-year, and provides us meaningful visibility into future revenue,” stated Frank Calderoni, Executive Vice President, Operations and Chief Financial Officer of Red Hat. “Our business momentum also drove record annual cash flow of $716 million, up 15% and representing the 5th straight year of operating cash flow margin of approximately 35%.”

Revenue: Total revenue for the quarter was $544 million, up 17% in U.S. dollars year-over-year, or 21% measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $480 million, up 18% in U.S. dollars year-over-year, or 22% measured in constant currency. Subscription revenue in the quarter was 88% of total revenue.

Full fiscal year 2016 total revenue was $2.05 billion, up 15% in U.S. dollars year-over-year, or 21% measured in constant currency. Subscription revenue for the full fiscal year was $1.80 billion, up 16% in U.S. dollars year-over-year, or 22% measured in constant currency. Subscription revenue in the full fiscal year was 88% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $391 million, an increase of 15% in U.S. dollars year-over-year and 18% measured in constant currency. Subscription revenue from Application Development-related and other emerging technologies offerings for the quarter was $89 million, an increase of 38% in U.S. dollars year-over-year and 43% measured in constant currency.

Full fiscal year subscription revenue from Infrastructure-related offerings was $1.48 billion, an increase of 12% in U.S. dollars year-over-year and 18% measured in constant currency. Full fiscal year subscription revenue from Application Development-related and other emerging technologies offerings was $323 million, an increase of 37% in U.S. dollars year-over-year and 46% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $72 million, up 6% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets and transaction costs related to business combinations, non-GAAP operating income for the fourth quarter was $124 million, up 13% year-over-year. Non-GAAP references in this release are detailed in the tables below. For the fourth quarter, GAAP operating margin was 13.2% and non-GAAP operating margin was 22.9%.

Full fiscal year GAAP operating income was $288 million, up 15% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets and transaction costs related to business combinations, non-GAAP operating income for the full fiscal year was $484 million, up 16% year-over-year. Full fiscal year GAAP operating margin was 14.0% and non-GAAP operating margin was 23.6%.

Net Income: GAAP net income for the quarter was $53 million, or $0.29 per diluted share, compared with $48 million, or $0.26 per diluted share, in the year-ago quarter. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations, and non-cash interest expense related to the convertible debt discount, non-GAAP net income for the quarter was $97 million, or $0.52 per diluted share, as compared to $81 million, or $0.43 per diluted share, in the year-ago quarter. Non-GAAP diluted weighted average shares outstanding excludes any dilution resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions. Fourth quarter GAAP EPS included an approximately $0.02 benefit while non-GAAP EPS included an approximately $0.04 benefit associated with a discrete tax item recorded in the quarter.

Full fiscal year GAAP net income was $199 million, or $1.07 per diluted share, compared with $180 million, or $0.95 per diluted share, in the prior fiscal year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations, and non-cash interest expense related to the convertible debt discount, non-GAAP net income for the full fiscal year was $355 million, or $1.91 per diluted share, as compared to $303 million, or $1.60 per diluted share, in the prior fiscal year.

Cash: Operating cash flow was $247 million for the fourth quarter, an increase of 14% on a year-over-year basis. Operating cash flow for the full fiscal year was $716, an increase of 15% compared to the prior fiscal year.

Total cash, cash equivalents and investments as of February 29, 2016 was $2.0 billion after repurchasing approximately $114 million, or approximately 1.6 million shares, of common stock in the fourth quarter. After repurchasing approximately $263 million, or approximately 3.5 million shares, of common stock for the full fiscal year, the remaining balance in the current repurchase authorization as of February 29, 2016 was approximately $237 million.

Deferred revenue and backlog: Total backlog for fiscal year 2016 was in excess of $2.13 billion, up 15% year-over-year. We define total backlog as the value of non-cancellable subscription and service agreements, including total deferred revenue, which is billed, plus the value of non-cancellable subscription and service agreements to be billed in the future not reflected in our financial statements. At the end of the fiscal year, the company’s total deferred revenue balance was $1.72 billion, an increase of 16% year-over-year. The full year negative impact to total deferred revenue from changes in foreign exchange rates was $21 million year-over-year. On a constant currency basis, total deferred revenue would have been up 18% year-over-year. The portion of total backlog to be billed in the future not reflected in our financial statements was in excess of $410 million as of February 29, 2016, compared with the ending balance in excess of $380 million reported for fiscal year 2015. The portion of total backlog to be billed during fiscal year 2017 was in excess of $275 million as of February 29, 2016, compared with in excess of $230 million for the fiscal year ending February 28, 2015.

Outlook: Red Hat’s outlook assumes current business conditions and foreign currency exchange rates. For the full year:

  Revenue guidance is expected to be $2.380 billion to $2.420 billion in U.S. dollars.
  Full year GAAP operating margin is expected to be approximately 14.4% and non-GAAP operating margin is expected to be approximately 23.2%.
  Full year fully-diluted GAAP earnings per share (EPS) is expected to be approximately $1.30 to $1.34 per share. Full year fully-diluted non-GAAP EPS is expected to be approximately $2.22 to $2.26 per share. Both GAAP and non-GAAP EPS assume a $1 million to $2 million per quarter forecast for other income, a 27% annual effective tax rate and 184 million fully-diluted shares outstanding.
  Operating cash flow guidance range is expected to be approximately $800 million to $820 million.

For the first quarter:

  Revenue guidance is $558 million to $566 million.
  GAAP operating margin is expected to be approximately 13.2% and non-GAAP operating margin is expected to be approximately 22.0%.
  Fully-diluted GAAP EPS is expected to be approximately $0.28 per share. Fully-diluted non-GAAP EPS is expected to be approximately $0.50.

GAAP to non-GAAP reconciliation:

Full year non-GAAP operating margin guidance is derived by subtracting the estimated full year impact of non-cash share-based compensation expense of approximately $180 million and amortization of intangible assets of approximately $29 million. Full year fully-diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and the full year impact of non-cash interest expense related to the convertible debt discount of approximately $19 million.

First quarter non-GAAP operating margin guidance is derived by subtracting the estimated impact of non-cash share-based compensation expense of approximately $41 million and amortization of intangible assets of approximately $8 million. First quarter fully-diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and non-cash interest expense related to the convertible debt discount of approximately $5 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements below for information on certain factors that could cause our actual results to differ materially.

Webcast and Website Information

A live webcast of Red Hat's results will begin at 5:00 pm ET today. The webcast, in addition to a copy of our prepared remarks and slides containing financial highlights and supplemental metrics, can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended. Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the effects of industry consolidation; the integration of acquisitions and the ability to market successfully acquired technologies and products; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat, Red Hat Enterprise Linux, the Shadowman logo, and JBoss are trademarks of Red Hat, Inc., registered in the U.S. and other countries. Linux is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015 (1)
Revenue:

Subscriptions	$479,642	$405,073	$1,803,449	$1,561,234
Training and services	63,860	58,869	248,781	228,255

Total subscription, training and services revenue	543,502	463,942	2,052,230	1,789,489

Cost of revenue:

Subscriptions	33,575	28,731	126,663	112,856
Training and services	47,645	41,487	182,966	160,343

Total cost of subscription, training and services revenue	81,220	70,218	309,629	273,199

Total gross profit	462,282	393,724	1,742,601	1,516,290

Operating expense:
Sales and marketing	229,193	189,811	848,950	728,387
Research and development	108,498	92,038	413,322	367,856
General and administrative	52,819	44,267	192,281	170,053

Total operating expense	390,510	326,116	1,454,553	1,266,296

Income from operations	71,772	67,608	288,048	249,994
Interest income	3,189	2,288	11,673	8,336
Interest expense	5,856	5,803	23,121	9,394
Other income (expense), net	(337)	4,784	(1,735)	6,562

Income before provision for income taxes	68,768	68,877	274,865	255,498
Provision for income taxes	15,732	21,177	75,500	75,297

Net income	$53,036	$47,700	$199,365	$180,201

Net income per share:
Basic	$0.29	$0.26	$1.09	$0.97
Diluted	$0.29	$0.26	$1.07	$0.95

Weighted average shares outstanding:
Basic	182,099	183,459	182,817	186,529
Diluted	184,888	186,307	186,119	189,246

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands)

ASSETS
	February 29,	February 28,
	2016	2015 (1)

Current assets:
Cash and cash equivalents	$927,778	$1,047,473
Investments in debt and equity securities	281,142	215,254
Accounts receivable, net	509,715	468,021
Prepaid expenses	150,877	150,715
Other current assets	2,921	1,980

Total current assets	1,872,433	1,883,443

Property and equipment, net	166,886	172,151
Goodwill	1,027,277	927,060
Identifiable intangibles, net	146,071	134,276
Investments in debt securities	786,470	546,016
Deferred tax assets, net	111,456	98,892
Other assets, net	44,506	22,731

Total assets	$4,155,099	$3,784,569

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$284,802	$237,733
Deferred revenue	1,272,908	1,095,115
Other current obligations	1,467	1,185

Total current liabilities	1,559,177	1,334,033

Convertible notes	723,942	702,939
Long term deferred revenue	449,636	387,213
Other long term obligations	87,912	72,046
Stockholders' equity:
Common stock	23	23
Additional paid-in capital	2,162,264	1,963,851
Retained earnings	1,099,738	900,373
Treasury stock, at cost	(1,853,144)	(1,515,288)
Accumulated other comprehensive loss	(74,449)	(60,621)

Total stockholders' equity	1,334,432	1,288,338

Total liabilities and stockholders' equity	$4,155,099	$3,784,569

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015 (1)

Cash flows from operating activities:
Net income	$53,036	$47,700	$199,365	$180,201
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	19,144	19,149	76,088	76,263
Share-based compensation expense	45,768	36,290	166,234	135,232
Deferred income taxes	(17,585)	20,392	(13,673)	23,517
Net amortization of bond premium on available-for-sale debt securities	3,378	2,349	12,169	9,314
Accretion of debt discount and amortization of debt issuance costs	5,306	5,142	21,003	8,227
Other	1,657	(2,947)	4,418	(3,474)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(112,919)	(123,850)	(48,404)	(121,536)
Prepaid expenses	(28,104)	(27,239)	(24,486)	(40,741)
Accounts payable and accrued expenses	58,484	14,865	62,438	71,040
Deferred revenue	220,410	224,738	260,495	282,693
Other	(1,122)	795	445	2,059

Net cash provided by operating activities	247,453	217,384	716,092	622,795

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(199,367)	(107,482)	(982,935)	(568,551)
Proceeds from sales and maturities of available-for-sale debt securities	66,491	77,048	655,622	580,158
Acquisition of businesses, net of cash acquired	252	-	(126,459)	(296,121)
Purchase of other intangible assets	(5,870)	(2,212)	(13,964)	(6,123)
Purchase of property and equipment	(12,095)	(10,563)	(41,553)	(45,648)
Other	430	8,365	(2,819)	11,282

Net cash used in investing activities	(150,159)	(34,844)	(512,108)	(325,003)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	2,244	710	20,231	5,607
Proceeds from exercise of common stock options	284	1,280	3,596	2,434
Purchase of treasury stock	(114,392)	-	(262,643)	(535,062)
Payments related to net settlement of employee share-based compensation awards	(6,091)	(4,148)	(66,907)	(43,462)
Proceeds from issuance of convertible notes, net of issuance costs	-	(625)	-	789,769
Purchase of convertible note hedges	-	-	-	(148,040)
Proceeds from issuance of warrants	-	-	-	79,776
Payments on other borrowings	(491)	(390)	(1,843)	(2,782)

Net cash provided by (used in) financing activities	(118,446)	(3,173)	(307,566)	148,240

Effect of foreign currency exchange rates on cash and cash equivalents	6,893	(15,883)	(16,113)	(45,301)
Net increase (decrease) in cash and cash equivalents	(14,259)	163,484	(119,695)	400,731
Cash and cash equivalents at beginning of the period	942,037	883,989	1,047,473	646,742

Cash and cash equivalents at end of period	$927,778	$1,047,473	$927,778	$1,047,473

(1) Derived from audited financial statements

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015

Cost of revenue	$3,946	$3,569	$15,898	$14,027
Sales and marketing	19,703	15,408	69,089	55,203
Research and development	12,511	10,426	48,466	38,517
General and administration	9,608	6,887	32,781	27,485
Total share-based compensation expense	$45,768	$36,290	$166,234	$135,232

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015

Cost of revenue	$3,434	$2,576	$11,726	$10,672
Sales and marketing	1,730	2,305	8,075	7,838
Research and development	(13)	250	842	2,417
General and administration	1,711	1,484	5,160	5,958
Total amortization of intangible assets expense	$6,862	$6,615	$25,803	$26,885

Non-cash interest expense related to the debt discount included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015

Total non-cash interest expense related to the debt discount	$4,686	$4,556	$18,570	$7,292

Transaction costs related to business combinations included in Consolidated Statements of Operations:

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015

Transaction costs related to business combinations	$40	-	$3,884	4,001

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015

GAAP net income	$53,036	$47,700	$199,365	$180,201

Provision for income taxes	15,732	21,177	75,500	75,297

GAAP income before provision for income taxes	$68,768	$68,877	$274,865	$255,498

Add: Non-cash share-based compensation expense	45,768	36,290	166,234	135,232
Add: Amortization of intangible assets	6,862	6,615	25,803	26,885
Add: Non-cash interest expense related to the debt discount	4,686	4,556	18,570	7,292
Add: Transaction costs related to business combinations	40	-	3,884	4,001

Non-GAAP adjusted income before provision for income taxes	$126,124	$116,338	$489,356	$428,908

Provision for income taxes (1)	29,094	35,754	134,431	126,399

Non-GAAP adjusted net income (basic and diluted)	$97,030	$80,584	$354,925	$302,509

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	184,888	186,307	186,119	189,246
Dilution offset from convertible note hedge transactions	(67)	-	(282)	-
Non-GAAP diluted weighted average shares outstanding	184,821	186,307	185,837	189,246

Non-GAAP adjusted net income per share:
Basic	$0.53	$0.44	$1.94	$1.62
Diluted	$0.52	$0.43	$1.91	$1.60

(1) Provision for income taxes:
Non-GAAP adjusted net income before income tax provision	$126,124	$116,338	$489,356	$428,908
Estimated annual effective tax rate	23.1%	30.7%	27.5%	29.5%
Provision for income taxes on Non-GAAP adjusted net income	$29,094	$35,754	$134,431	$126,399

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015

GAAP gross profit	$462,282	$393,724	$1,742,601	$1,516,290

Add: Non-cash share-based compensation expense	3,946	3,569	15,898	14,027
Add: Amortization of intangible assets	3,434	2,576	11,726	10,672

Non-GAAP gross profit	$469,662	$399,869	$1,770,225	$1,540,989

Non-GAAP gross margin	86.4%	86.2%	86.3%	86.1%

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015

GAAP operating expenses	$390,510	$326,116	$1,454,553	$1,266,296

Deduct: Non-cash share-based compensation expense	(41,822)	(32,721)	(150,336)	(121,205)
Deduct: Amortization of intangible assets	(3,428)	(4,039)	(14,077)	(16,213)
Deduct: Transaction costs related to business combinations	(40)	-	(3,884)	(4,001)

Non-GAAP adjusted operating expenses	$345,220	$289,356	$1,286,256	$1,124,877

	Three Months Ended		Twelve Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015

GAAP operating income	$71,772	$67,608	$288,048	$249,994

Add: Non-cash share-based compensation expense	45,768	36,290	166,234	135,232
Add: Amortization of intangible assets	6,862	6,615	25,803	26,885
Add: Transaction costs related to business combinations	40	-	3,884	4,001

Non-GAAP adjusted operating income	$124,442	$110,513	$483,969	$416,112

Non-GAAP adjusted operating margin	22.9%	23.8%	23.6%	23.3%

	Three Months Ended
	February 29,	February 28,	Year-Over-Year
	2016	2015	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$390,706	$340,778	14.7%
Adjustment for currency impact	$10,497	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$401,203	$340,778	17.7%

Application development-related and other emerging technology offerings	$88,936	$64,295	38.3%
Adjustment for currency impact	3,032	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$91,968	$64,295	43.0%

GAAP subscription revenue	479,642	405,073	18.4%
Adjustment for currency impact	13,529	-
Non-GAAP subscription revenue on a constant currency basis	$493,171	$405,073	21.7%

GAAP training and services revenue	$63,860	$58,869	8.5%
Adjustment for currency impact	3,017	-
Non-GAAP training and services revenue on a constant currency basis	$66,877	$58,869	13.6%

GAAP total subscription, training and services revenue	$543,502	$463,942	17.1%
Adjustment for currency impact	16,546	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$560,048	$463,942	20.7%

	Twelve Months Ended
	February 29,	February 28,	Year-Over-Year
	2016	2015	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$1,480,463	$1,324,693	11.8%
Adjustment for currency impact	$80,616	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$1,561,079	$1,324,693	17.8%

Application development-related and other emerging technology offerings	$322,986	$236,541	36.5%
Adjustment for currency impact	21,714	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$344,700	$236,541	45.7%

GAAP subscription revenue	1,803,449	1,561,234	15.5%
Adjustment for currency impact	102,330	-
Non-GAAP subscription revenue on a constant currency basis	$1,905,779	$1,561,234	22.1%

GAAP training and services revenue	$248,781	$228,255	9.0%
Adjustment for currency impact	18,460	-
Non-GAAP training and services revenue on a constant currency basis	$267,241	$228,255	17.1%

GAAP total subscription, training and services revenue	$2,052,230	$1,789,489	14.7%
Adjustment for currency impact	120,790	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$2,173,020	$1,789,489	21.4%

RED HAT, INC.
Supplemental Information
(Unaudited)
(In thousands - except per share amounts)

Change in deferred revenue balances
	Current Deferred Revenue	Long Term Deferred Revenue	Total Deferred Revenue

Balance at February 28, 2015	$1,095,115	$387,213	$1,482,328
Constant currency change in deferred revenue (1)	191,232	69,615	260,847
Impact from foreign currency translation	(13,439)	(7,192)	(20,631)
Balance at February 29, 2016	$1,272,908	$449,636	$1,722,544

Year-over-year growth rate	16.2%	16.1%	16.2%
Year-over-year growth rate on a constant currency basis	17.5%	18.0%	17.6%

(1) Change in deferred revenue includes approximately $0.4 million acquired as part of business combinations.

Revenue growth by geographical segment
	Americas	EMEA	APAC	Consolidated

Total revenue for the three months ended February 29, 2016	$357,940	$115,468	$70,094	$543,502
Adjustment for currency impact	5,074	8,510	2,962	16,546
Total revenue on a constant currency basis for the three months ended February 29, 2016	$363,014	$123,978	$73,056	$560,048

Total revenue for the three months ended February 28, 2015	$305,481	$100,274	$58,187	$463,942

Year-over-year growth rate	17.2%	15.2%	20.5%	17.1%
Year-over-year growth rate on a constant currency basis	18.8%	23.6%	25.6%	20.7%

Total revenue for the twelve months ended February 29, 2016	$1,354,345	$436,304	$261,581	$2,052,230
Adjustment for currency impact	16,743	75,887	28,160	120,790
Total revenue on a constant currency basis for the twelve months ended February 29, 2016	$1,371,088	$512,191	$289,741	$2,173,020

Total revenue for the twelve months ended February 28, 2015	$1,144,237	$410,299	$234,953	$1,789,489

Year-over-year growth rate	18.4%	6.3%	11.3%	14.7%
Year-over-year growth rate on a constant currency basis	19.8%	24.8%	23.3%	21.4%

CONTACT:
Red Hat, Inc.
Media Contact:
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com